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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of report: October 5, 1998

                Date of earliest event reported: October 3, 1998



                                   FEMRX, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)



          0-28078                                      77-0389440
   (Commission File No.)                   (IRS Employer Identification No.)





                              1221 Innsbruck Drive
                               Sunnyvale, CA 94089
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (408) 752-8580

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Item 5.  Other Events.

     Johnson & Johnson, the health care products manufacturer, and FemRx, Inc. (the "Company"), announced on October 5, 1998 that they have entered into a definitive merger agreement through which Johnson & Johnson, on behalf of its Ethicon, Inc. subsidiary, will purchase all of the outstanding common shares of the Company. Under the agreement, Johnson & Johnson will shortly commence a tender offer to purchase all of the Company's common stock and common stock equivalents for $2.35 per share in cash. The offer is conditioned on the tender of 90% of the outstanding shares of common stock and common stock equivalents, and certain other conditions.

     Through its Gynecare Division, Ethicon, Inc. offers innovative surgical solutions for women in the areas of uterine disorders, infertility, incontinence and adhesion prevention.

     Johnson & Johnson is the world's most comprehensive and broadly-based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical and professional markets.

Item 7.  Financial Statements and Exhibits.

         a.       None.

         b.       None.

         c.       Exhibits

                  99.1     Press release dated October 5, 1998.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               FemRx, Inc.


Dated:  October 5, 1998      By:            /s/ Edward W. Unkart
                                         ---------------------------
                                                Edward W. Unkart
                                           Chief Financial Officer

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                                  Exhibit 99.1


                                    Contacts:
                                Johnson & Johnson
                                Robert V. Andrews
                                  732 524-3348

                                   FemRx, Inc.
                                    Ed Unkart
                             408 752-8580; Ext. 105

                              FOR IMMEDIATE RELEASE

                    Johnson & Johnson to Acquire FemRx, Inc.

     New Brunswick, NJ (October 5, 1998) - Johnson & Johnson (NYSE:JNJ), the health care products manufacturer, and FemRx, Inc. (Nasdaq:FMRX), a leader in the development of innovative products for gynecological disorders, announced today that they have entered into a definitive merger agreement through which Johnson & Johnson, on behalf of its Ethicon, Inc. subsidiary, will purchase all of the outstanding common shares of FemRx.

     Under the agreement, Johnson & Johnson will shortly commence a tender offer to purchase all of FemRx's approximately 9.4 million shares of common stock and common stock equivalents for $2.35 per share in cash, or approximately $22 million. The offer is conditioned on the tender of 90% of the outstanding shares of common stock and common stock equivalents, and certain other conditions.

     FemRx, Inc., headquartered in Sunnyvale, CA, has developed proprietary surgical systems that enable surgeons to perform less invasive alternatives to hysterectomy.

     Through its Gynecare Division, Ethicon, Inc. offers innovative surgical solutions for women in the areas of uterine disorders, infertility, incontinence and adhesion prevention.

     Johnson & Johnson is the world's most comprehensive and broadly-based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical and professional markets.


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